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                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form SB-2 of our report dated January 24, 2003, except for Notes 1 and 15, as to which the date is October 20, 2003, relating to the financial statements of Coast Financial Holdings, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Hacker Johnson & Smith P.A.

HACKER JOHNSON & SMITH P.A.,
Tampa, Florida
November 3, 2003